EXHIBIT 99.1

Lakeland Bancorp Announces First Quarter Results and Increases Dividend

OAK RIDGE, N.J., April 28, 2022 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $15.9 million and earnings per diluted share ("EPS") of $0.25 for the three months ended March 31, 2022 compared to net income of $23.2 million and EPS of $0.45 for the three months ended March 31, 2021.

For the first quarter of 2022, annualized return on average assets was 0.64%, annualized return on average common equity was 5.89% and annualized return on average tangible common equity was 7.88%.

First quarter 2022 results were impacted by provision for credit losses of $6.3 million, of which $4.6 million is related to the 1st Constitution non purchased credit deteriorated loans and $1.2 million related to investment securities, compared to a negative provision of $2.6 million in the first quarter of 2021.

The acquisition of 1st Constitution, which was completed on January 6, 2022, added $1.97 billion in total assets, $1.10 billion in total loans and $1.65 billion in total deposits. Goodwill totaled $115.6 million and core deposit intangibles were $9.0 million. The Company’s financial statements reflect the impact of the merger from the date of acquisition, which should be considered when comparing periods.

Thomas Shara, Lakeland Bancorp’s President and CEO commented, “We’re excited to have completed the 1st Constitution Bancorp acquisition which greatly expands our franchise into very attractive markets in New Jersey and welcome the 1st Constitution associates, customers and shareholders to the Lakeland family. During the quarter, we also successfully completed the conversion and integration of 1st Constitution accounts to our operating systems and are excited to provide additional banking services that their customers will benefit from as part of a larger institution.”

Regarding the Company’s financial results, Mr. Shara continued, “Aside from the 1st Constitution merger related items, our quarterly results were solid as our asset quality remained stellar, net interest margin expanded, organic loan growth continued, and pre-provision net revenue increased. Considering our financial strength, the Board authorized an annualized 7% increase in our quarterly cash dividend per share.”

Net Interest Margin and Net Interest Income

Net interest margin for the first quarter of 2022 of 3.02% decreased 17 basis points compared to the first quarter of 2021 and increased four basis points compared to the fourth quarter of 2021. The decrease in net interest margin compared to the first quarter 2021 was due primarily to an increase in lower yielding average federal funds sold and a reduction in yield on investment securities partially offset by a reduction in the cost of interest-bearing liabilities. The increase in net interest margin compared to the linked quarter was due primarily to an increase in the yield on interest-earning assets.

The yield on interest-earning assets for the first quarter of 2022 was 3.25% as compared to 3.56% for the first quarter of 2021 and 3.22% for the fourth quarter of 2021. The current quarter decrease in yield on interest-earning assets, when compared to the first quarter of 2021, was due primarily to a reduction in the yield on securities as well as an increase in average securities and federal funds sold balances. The increase in the yield on interest-earning assets compared to the linked quarter was due primarily to an increase in the yield on loans, increased loan prepayment fees and a reduction in the balance of lower yielding average federal funds sold.

The cost of interest-bearing liabilities for the first quarter of 2022 was 0.34% compared to 0.51% for the first quarter of 2021 and 0.33% for the fourth quarter of 2021. The reduction in the cost of interest-bearing liabilities compared to the first quarter of 2021 was largely driven by reductions in market interest rates as well as a change in the mix of interest-bearing liabilities. Higher cost time deposit balances have decreased while lower cost interest-bearing transaction account balances have increased.

Net interest income for the first quarter of 2022 of $70.4 million increased $13.7 million compared to the first quarter of 2021. The increase in net interest income compared to prior periods was due primarily to growth in the volume of interest-earning assets as well as a reduction in the cost of interest-bearing deposits.

Noninterest Income

For the first quarter of 2022, noninterest income increased $1.0 million to $6.8 million compared to the first quarter of 2021 primarily due to a $718,000 increase in gains on sales of loans driven by an increase in gains on sales of SBA loans. Commissions and fees increased $508,000 due primarily to an increase in commercial and mortgage loan fees. Service charges on deposit accounts increased $330,000 compared to the first three months of 2021 due primarily to increases in debit card interchange income and overdraft charges. Losses on equity securities totaled $485,000 in the first three months of 2022 compared to losses of $144,000 in the first three months of 2021. There was no swap income recorded in the first quarter of 2022 compared to $562,000 during the same period of 2021 due primarily to changes in the yield curve which decreased the demand for swap transactions.

Noninterest Expense

Noninterest expense for the first quarter of 2022 of $50.0 million increased $16.1 million compared to the first quarter of 2021. Excluding $4.6 million in pre-tax merger related expenses, noninterest expense increased $11.5 million primarily due to compensation and employee benefits which increased $7.2 million. The increase in compensation and employee benefits resulted primarily from additions to our staff from the 1st Constitution merger and normal merit increases. Premises and equipment expense increased $1.7 million compared to the first three months of 2021 due primarily to increases in occupancy expense related to the 1st Constitution branches. Data processing expense increased $415,000 due primarily to 1st Constitution data processing costs prior to core system conversion. Other operating expenses in the first quarter of 2022 increased $2.3 million compared to the same period in 2021 due primarily to increased consulting fees, appraisal fees, core deposit intangible amortization and insurance expense.

Income Tax Expense

The effective tax rate for the first quarter of 2022 was 23.9% compared to 25.8% for the first quarter of 2021. The decreased effective tax rate for the first quarter of 2022 was primarily a result of tax advantaged items increasing as a percentage of pretax income due to the decrease in pretax income.

Financial Condition

At March 31, 2022, total assets were $10.28 billion, an increase of $2.08 billion, compared to December 31, 2021, including $1.97 billion acquired from the 1st Constitution acquisition. At March 31, 2022, total loans grew $1.16 billion, including $1.10 billion from 1st Constitution, to $7.14 billion and investment securities increased $517.7 million, including $342.3 million from 1st Constitution, to $2.14 billion. On the funding side, total deposits increased $1.78 billion, including $1.65 billion from 1st Constitution, to $8.75 billion. At March 31, 2022, total loans as a percent of total deposits was 81.6%.

Asset Quality

At March 31, 2022, non-performing assets totaled $19.7 million or 0.19% of total assets compared to $17.0 million or 0.21% of total assets at December 31, 2021. Non-accrual loans as a percent of total loans was 0.28% at March 31, 2022, consistent with December 31, 2021. The allowance for credit losses totaled $67.1 million, 0.94% of total loans, at March 31, 2022, compared to $58.0 million, 0.97% of total loans, at December 31, 2021. The allowance for credit losses included a day one purchase accounting adjustment of $12.1 million for purchased credit impaired loans. In the first quarter of 2022, the Company had net charge-offs of $7.6 million or 0.44% of average loans on an annualized basis, wholly related to 1st Constitution purchased credit deteriorated loans compared to net charge-offs of $1.1 million or 0.07% for the same period in 2021. The provision for credit losses for the first quarter of 2022 was $6.3 million, of which $4.6 million is related to the 1st Constitution non purchased credit deteriorated loans and $1.2 million related to investment securities, compared to a benefit of $2.6 million in the first quarter of 2021.

Capital

At March 31, 2022, stockholders' equity was $1.09 billion compared to $827.0 million at December 31, 2021, a 32% increase, resulting primarily from the issuance of stock in connection with the 1st Constitution acquisition. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 8.97% at March 31, 2022. The book value per common share and tangible book value per common share increased 11% and 3% to $16.82 and $12.45, respectively, compared to $15.18 and $12.03 at March 31, 2021 (see "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures, including tangible book value). At March 31, 2022, the Company’s common equity to assets ratio and tangible common equity to tangible assets ratio were 10.60% and 8.07%, respectively, compared to 10.09% and 8.31% at December 31, 2021. On April 26, 2022, the Company declared a quarterly cash dividend of $0.145 per share to be paid on May 18, 2022, to shareholders of record as of May 9, 2022. This represents an annualized 7% increase in the Company's dividend.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation and regulation affecting the financial services industry, government intervention in the U.S. financial system, changes in federal and state tax laws, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, successful implementation, deployment and upgrades of new and existing technology, systems, services and products, customers’ acceptance of the Company’s products and services, competition, and failure to realize anticipated efficiencies and synergies from the merger of 1st Constitution Bancorp into Lakeland Bancorp and the merger of 1st Constitution Bank into Lakeland Bank. Further, given its ongoing and dynamic nature, it is difficult to predict the continuing effects that the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

Specifically, the Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $10.28 billion in total assets at March 31, 2022. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, New York, the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as one of New Jersey's Best-In State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or 973-697-2000 for more information.

Thomas J. Shara	Thomas F. Splaine
President & CEO	EVP & CFO

Lakeland Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	For the Three Months Ended March 31,
(in thousands, except per share data)	2022	2021
Interest Income
Loans and fees	$67,809	$58,778
Federal funds sold and interest-bearing deposits with banks	182	37
Taxable investment securities and other	6,709	3,981
Tax-exempt investment securities	1,302	612
Total Interest Income	76,002	63,408
Interest Expense
Deposits	4,039	5,124
Federal funds purchased and securities sold under agreements to repurchase	20	23
Other borrowings	1,555	1,533
Total Interest Expense	5,614	6,680
Net Interest Income	70,388	56,728
Provision (benefit) for credit losses	6,272	(2,642)
Net Interest Income after Provision for Credit Losses	64,116	59,370
Noninterest Income
Service charges on deposit accounts	2,626	2,296
Commissions and fees	2,106	1,598
Income on bank owned life insurance	830	634
Loss on equity securities	(485)	(144)
Gains on sales of loans	1,426	708
Swap income	—	562
Other income	277	105
Total Noninterest Income	6,780	5,759
Noninterest Expense
Compensation and employee benefits	27,679	20,518
Premises and equipment	7,972	6,318
FDIC insurance	672	711
Data processing	1,670	1,255
Merger related expenses	4,585	—
Other operating expenses	7,381	5,101
Total Noninterest Expense	49,959	33,903
Income before provision for income taxes	20,937	31,226
Provision for income taxes	5,008	8,051
Net Income	$15,929	$23,175
Per Share of Common Stock
Basic earnings	$0.25	$0.45
Diluted earnings	$0.25	$0.45
Dividends	$0.135	$0.125

Lakeland Bancorp, Inc.
Consolidated Balance Sheets

(dollars in thousands)	March 31, 2022	December 31, 2021
	(Unaudited)
Assets
Cash	$384,490	$199,158
Interest-bearing deposits due from banks	37,179	29,372
Total cash and cash equivalents	421,669	228,530
Investment securities available for sale, at estimated fair value (allowance for credit losses of $1,267 at March 31, 2022 and $83 at December 31, 2021)	1,170,938	769,956
Investment securities held to maturity (estimated fair value of $859,928 at March 31, 2022 and $815,211 at December 31, 2021, allowance for credit losses of $199 at March 31, 2022 and $181 at December 31, 2021)	940,786	824,956
Equity securities, at fair value	16,915	17,368
Federal Home Loan Bank and other membership stocks, at cost	10,415	9,049
Loans held for sale	1,906	1,943
Loans, net of deferred fees	7,137,793	5,976,148
Less: Allowance for credit losses	67,112	58,047
Net loans	7,070,681	5,918,101
Premises and equipment, net	58,591	45,916
Operating lease right-of-use assets	27,281	15,222
Accrued interest receivable	24,999	19,209
Goodwill	271,829	156,277
Other identifiable intangible assets	10,842	2,420
Bank owned life insurance	155,700	117,356
Other assets	92,681	71,753
Total Assets	$10,275,233	$8,198,056
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$2,300,030	$1,732,452
Savings and interest-bearing transaction accounts	5,602,674	4,474,144
Time deposits $250 thousand and under	696,518	623,393
Time deposits over $250 thousand	149,687	135,834
Total deposits	8,748,909	6,965,823
Federal funds purchased and securities sold under agreements to repurchase	102,911	106,453
Other borrowings	25,000	25,000
Subordinated debentures	193,904	179,043
Operating lease liabilities	28,694	16,523
Other liabilities	86,533	78,200
Total Liabilities	9,185,951	7,371,042
Stockholders' Equity
Common stock, no par value; authorized 100,000,000 shares; issued 64,910,643 shares and outstanding 64,779,608 shares at March 31, 2022 and issued 50,737,400 shares and outstanding 50,606,365 shares at December 31, 2021	852,110	565,862
Retained earnings	266,460	259,340
Treasury shares, at cost, 131,035 shares at March 31, 2022 and December 31, 2021	(1,452)	(1,452)
Accumulated other comprehensive (loss) income	(27,836)	3,264
Total Stockholders' Equity	1,089,282	827,014
Total Liabilities and Stockholders' Equity	$10,275,233	$8,198,056

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2022	2021	2021	2021	2021
Income Statement
Net interest income	$70,388	$59,029	$59,338	$59,740	$56,728
(Provision) benefit for credit losses	(6,272)	(408)	2,703	5,959	2,642
Gains on sales of investment securities	—	—	—	9	—
Gains on sales of loans	1,426	399	550	607	708
(Loss) gain on equity securities	(485)	(94)	(58)	11	(144)
Other noninterest income	5,839	5,559	4,977	4,642	5,195
Long term debt extinguishment costs	—	—	(831)	—	—
Merger-related expenses	(4,585)	(710)	(1,072)	—	—
Other noninterest expense	(45,374)	(34,840)	(35,304)	(34,097)	(33,903)
Pretax income	20,937	28,935	30,303	36,871	31,226
Provision for income taxes	(5,008)	(6,765)	(8,014)	(9,464)	(8,051)
Net income	$15,929	$22,170	$22,289	$27,407	$23,175

Basic earnings per common share	$0.25	$0.43	$0.43	$0.53	$0.45
Diluted earnings per common share	$0.25	$0.43	$0.43	$0.53	$0.45
Dividends paid per common share	$0.135	$0.135	$0.135	$0.135	$0.125
Dividends paid	$8,809	$6,921	$7,001	$6,828	$6,369
Weighted average shares - basic	63,961	50,647	50,637	50,636	50,576
Weighted average shares - diluted	64,238	50,959	50,875	50,858	50,780

Selected Operating Ratios
Annualized return on average assets	0.64%	1.06%	1.10%	1.41%	1.22%
Annualized return on average common equity	5.89%	10.70%	10.94%	14.07%	12.20%
Annualized return on average tangible common equity (1)	7.88%	13.26%	13.63%	17.67%	15.39%
Annualized net interest margin	3.02%	2.98%	3.10%	3.27%	3.19%
Efficiency ratio (1)	57.77%	53.19%	54.02%	51.98%	53.75%
Common stockholders' equity to total assets	10.60%	10.09%	9.96%	10.14%	9.88%
Tangible common equity to tangible assets (1)	8.07%	8.31%	8.18%	8.29%	8.00%
Tier 1 risk-based ratio	11.34%	11.15%	11.19%	10.78%	10.47%
Total risk-based ratio	14.03%	14.48%	14.73%	13.11%	13.02%
Tier 1 leverage ratio	8.97%	8.51%	8.60%	8.70%	8.51%
Common equity tier 1 capital ratio	10.72%	10.67%	10.70%	10.29%	9.98%
Book value per common share	$16.82	$16.34	$16.09	$15.74	$15.18
Tangible book value per common share (1)	$12.45	$13.21	$12.95	$12.60	$12.03

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2022	2021	2021	2021	2021
Selected Balance Sheet Data at Period End
Loans	$7,137,793	$5,976,148	$5,880,802	$5,988,832	$6,108,946
Allowance for credit losses on loans	67,112	58,047	57,953	60,389	67,252
Investment securities	2,139,054	1,621,329	1,248,705	1,107,601	1,078,750
Total assets	10,275,233	8,198,056	8,172,479	7,854,238	7,771,761
Total deposits	8,748,909	6,965,823	6,930,912	6,715,035	6,635,226
Short-term borrowings	102,911	106,453	111,907	100,190	111,999
Other borrowings	218,904	204,043	212,107	138,045	143,267
Stockholders' equity	1,089,282	827,014	814,128	796,676	768,065

Loans
Non-owner occupied commercial	$2,639,784	$2,316,284	$2,300,637	$2,330,376	$2,375,024
Owner occupied commercial	1,122,754	908,449	884,144	870,535	857,506
Multifamily	1,104,206	972,233	907,903	902,394	858,168
Non-owner occupied residential	225,795	177,097	177,592	189,765	195,534
Commercial, industrial and other	620,611	405,832	363,976	358,659	394,416
Construction	404,186	302,228	332,868	335,167	291,252
Paycheck Protection Program	36,785	56,574	109,348	207,045	346,150
Equipment financing	123,943	123,212	119,709	121,096	119,428
Residential mortgages	564,042	438,710	407,021	391,589	385,778
Consumer and home equity	295,687	275,529	277,604	282,206	285,690
Total loans	$7,137,793	$5,976,148	$5,880,802	$5,988,832	$6,108,946

Deposits
Noninterest-bearing	$2,300,030	$1,732,452	$1,724,646	$1,683,887	$1,631,942
Savings and interest-bearing transaction accounts	5,602,674	4,474,144	4,401,367	4,198,709	4,049,914
Time deposits	846,205	759,227	804,899	832,439	953,370
Total deposits	$8,748,909	$6,965,823	$6,930,912	$6,715,035	$6,635,226

Total loans to total deposits ratio	81.6%	85.8%	84.8%	89.2%	92.1%

Selected Average Balance Sheet Data
Loans	$7,021,462	$5,902,152	$5,943,698	$6,080,408	$6,089,757
Investment securities	2,019,578	1,423,650	1,144,356	1,066,086	1,003,479
Interest-earning assets	9,504,287	7,874,181	7,611,259	7,342,952	7,230,136
Total assets	10,138,437	8,332,637	8,070,050	7,784,385	7,704,603
Noninterest-bearing demand deposits	2,194,038	1,775,119	1,702,788	1,660,825	1,545,968
Savings deposits	1,131,359	670,039	653,840	639,540	604,931
Interest-bearing transaction accounts	4,399,531	3,862,443	3,701,676	3,495,610	3,388,027
Time deposits	879,427	781,199	826,831	880,079	1,044,915
Total deposits	8,604,355	7,088,800	6,885,135	6,676,054	6,583,841
Short-term borrowings	104,633	112,533	108,519	85,325	73,492
Other borrowings	217,983	204,266	162,216	140,162	143,261
Total interest-bearing liabilities	6,732,934	5,630,479	5,453,082	5,240,716	5,254,626
Stockholders' equity	1,095,913	822,001	807,956	781,299	770,255

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2022	2021	2021	2021	2021
Average Annualized Yields (Taxable Equivalent Basis) and Costs
Assets
Loans	3.92%	3.88%	4.00%	3.99%	3.91%
Taxable investment securities and other	1.60%	1.60%	1.68%	1.72%	1.81%
Tax-exempt securities	1.91%	2.20%	2.15%	2.50%	2.54%
Federal funds sold and interest-bearing cash accounts	0.16%	0.14%	0.12%	0.11%	0.11%
Total interest-earning assets	3.25%	3.22%	3.40%	3.57%	3.56%
Liabilities
Savings accounts	0.17%	0.05%	0.05%	0.05%	0.05%
Interest-bearing transaction accounts	0.25%	0.24%	0.30%	0.32%	0.34%
Time deposits	0.40%	0.51%	0.55%	0.61%	0.83%
Borrowings	1.95%	1.55%	2.33%	2.22%	2.87%
Total interest-bearing liabilities	0.34%	0.33%	0.41%	0.42%	0.51%
Net interest spread (taxable equivalent basis)	2.92%	2.89%	2.99%	3.15%	3.05%
Annualized net interest margin (taxable equivalent basis)	3.02%	2.98%	3.10%	3.27%	3.19%
Annualized cost of deposits	0.19%	0.19%	0.23%	0.25%	0.32%
Loan Quality Data
Allowance for Credit Losses on Loans
Balance at beginning of period	$58,047	$57,953	$60,389	$67,252	$71,124
Initial allowance for credit losses on purchased credit deteriorated loans	12,077	—	—	—	—
Charge-offs on purchased credit deteriorated loans	(7,634)	—	—	—	—
Provision (benefit) for credit losses on loans	4,630	(87)	(2,705)	(5,314)	(2,808)
Charge-offs	(170)	(461)	(969)	(1,862)	(1,270)
Recoveries	162	642	1,238	313	206
Balance at end of period	$67,112	$58,047	$57,953	$60,389	$67,252

Net Loan Charge-Offs (Recoveries)
Non owner occupied commercial	$4	$—	$6	$1,649	$592
Owner occupied commercial	24	(1)	(80)	(9)	70
Multifamily	—	—	28	—	—
Non owner occupied residential	(14)	(136)	(5)	(8)	206
Construction	6,804	(4)	50	(42)	(25)
Commercial, industrial and other	778	(449)	(265)	5	221
Equipment finance	82	60	139	4	83
Residential mortgages	(48)	49	27	(82)	(58)
Consumer and home equity	12	300	(169)	32	(25)
Net charge-offs (recoveries)	$7,642	$(181)	$(269)	$1,549	$1,064

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2022	2021	2021	2021	2021
Non-Performing Assets (1)
Non owner occupied commercial	$5,482	$3,009	$4,748	$11,427	$12,835
Owner occupied commercial	2,626	2,810	4,656	7,152	8,797
Multifamily	—	—	—	195	201
Non owner occupied residential	2,430	2,852	922	1,305	1,417
Construction	220	—	—	515	718
Commercial, industrial and other	6,098	6,763	1,108	1,449	2,252
Equipment finance	51	43	238	264	300
Residential mortgages	1,935	817	123	—	2,328
Consumer and home equity	898	687	453	308	2,277
Total non-accrual loans	19,740	16,981	12,248	22,615	31,125
Property acquired through foreclosure or repossession	—	—	—	—	—
Total non-performing assets	$19,740	$16,981	$12,248	$22,615	$31,125
Loans past due 90 days or more and still accruing	$—	$1	$—	$—	$—
Loans restructured and still accruing	$3,290	$3,342	$3,414	$3,595	$3,799
Ratio of allowance for loan losses to total loans	0.94%	0.97%	0.99%	1.01%	1.10%
Total non-accrual loans to total loans	0.28%	0.28%	0.21%	0.38%	0.51%
Total non-performing assets to total assets	0.19%	0.21%	0.15%	0.29%	0.40%
Annualized net charge-offs (recoveries) to average loans	0.44%	(0.01)%	(0.02)%	0.10%	0.07%

(1) Includes non-accrual purchased credit deteriorated loans.

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	At or for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2022	2021	2021	2021	2021
Calculation of Tangible Book Value Per Common Share
Total common stockholders' equity at end of period - GAAP	$1,089,282	$827,014	$814,128	$796,676	$768,065
Less: Goodwill	271,829	156,277	156,277	156,277	156,277
Less: Other identifiable intangible assets	10,842	2,420	2,631	2,841	3,063
Total tangible common stockholders' equity at end of period - Non-GAAP	$806,611	$668,317	$655,220	$637,558	$608,725
Shares outstanding at end of period	64,780	50,606	50,602	50,601	50,598
Book value per share - GAAP	$16.82	$16.34	$16.09	$15.74	$15.18
Tangible book value per share - Non-GAAP	$12.45	$13.21	$12.95	$12.60	$12.03
Calculation of Tangible Common Equity to Tangible Assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$806,611	$668,317	$655,220	$637,558	$608,725
Total assets at end of period - GAAP	$10,275,233	$8,198,056	$8,172,479	$7,854,238	$7,771,761
Less: Goodwill	271,829	156,277	156,277	156,277	156,277
Less: Other identifiable intangible assets	10,842	2,420	2,631	2,841	3,063
Total tangible assets at end of period - Non-GAAP	$9,992,562	$8,039,359	$8,013,571	$7,695,120	$7,612,421
Common equity to assets - GAAP	10.60%	10.09%	9.96%	10.14%	9.88%
Tangible common equity to tangible assets - Non-GAAP	8.07%	8.31%	8.18%	8.29%	8.00%
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$15,929	$22,170	$22,289	$27,407	$23,175
Total average common stockholders' equity - GAAP	$1,095,913	$822,001	$807,956	$781,299	$770,255
Less: Average goodwill	265,409	156,277	156,277	156,277	156,277
Less: Average other identifiable intangible assets	10,851	2,544	2,758	2,979	3,192
Total average tangible common stockholders' equity - Non-GAAP	$819,653	$663,180	$648,921	$622,043	$610,786
Return on average common stockholders' equity - GAAP	5.89%	10.70%	10.94%	14.07%	12.20%
Return on average tangible common stockholders' equity - Non-GAAP	7.88%	13.26%	13.63%	17.67%	15.39%
Calculation of Efficiency Ratio
Total noninterest expense	$49,959	$35,550	$37,207	$34,097	$33,903
Amortization of core deposit intangibles	(596)	(210)	(211)	(221)	(226)
Merger-related expenses	(4,585)	(710)	(1,072)	—	—
Long term debt extinguishment costs	—	—	(831)	—	—
Noninterest expense, as adjusted	$44,778	$34,630	$35,093	$33,876	$33,677
Net interest income	$70,388	$59,029	$59,338	$59,740	$56,728
Total noninterest income	6,780	5,864	5,469	5,269	5,759
Total revenue	77,168	64,893	64,807	65,009	62,487
Tax-equivalent adjustment on municipal securities	346	213	157	167	163
Gains on sales of investment securities	—	—	—	(9)	—
Total revenue, as adjusted	$77,514	$65,106	$64,964	$65,167	$62,650
Efficiency ratio - Non-GAAP	57.77%	53.19%	54.02%	51.98%	53.75%

Lakeland Bancorp, Inc.
Supplemental Information - Reconciliation of Net Income
(Unaudited)

	For the Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2022	2021

Net income - GAAP	$15,929	$23,175

Non-Routine Transactions
Tax deductible merger-related expenses	3,436	—
Tax effect on tax deductible merger-related expenses	(1,034)	—
Non-tax deductible merger-related expenses	1,149	—
Effect of non-routine transactions, net of tax	$3,551	$—

Net income available to common shareholders excluding non-routine transactions	$19,480	$23,175
Less: Earnings allocated to participating securities	164	216
Net Income, excluding non-routine transactions	$19,316	$22,959

Weighted average shares - Basic	63,961	50,576
Weighted average shares - Diluted	64,238	50,780

Basic earnings per share - GAAP	$0.25	$0.45
Diluted earnings per share - GAAP	$0.25	$0.45

Basic earnings per share, adjusted for non-routine transactions	$0.30	$0.45
Diluted earnings per share, adjusted for non-routine transactions	$0.30	$0.45

Return on average assets - GAAP	0.64%	1.22%
Return on average assets, adjusted for non-routine transactions	0.78%	1.22%

Return on average common stockholders' equity - GAAP	5.89%	12.20%
Return on average common stockholders' equity, adjusted for non-routine transactions	7.21%	12.20%

Return on average tangible common stockholders' equity - Non-GAAP	7.88%	15.39%
Return on average tangible common stockholders' equity - Non-GAAP, adjusted for non-routine transactions	9.64%	15.39%